                                                                  Exhibit (a)(8)



                        EXCELSIOR TAX-EXEMPT FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

     Excelsior Tax-Exempt Funds, Inc., a Maryland Corporation having its principal office in the City of Baltimore, Maryland (hereinafter called the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Company is registered as an open-end investment company under the Investment Company Act of 1940, as amended. Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Company (the "Board") has classified an additional One Billion (1,000,000,000) shares of the Company's authorized but unissued and unclassified shares of capital stock, of the par value of One Mill ($0.001) per share, as Class A Common Stock, of the par value of One Mill ($0.001) per share, pursuant to the following resolution:

          RESOLVED, that pursuant to the authority expressly given to the Board in Article VI of the Company's Charter, the Board hereby classifies an additional One Billion (1,000,000,000) of the Company's authorized but unissued and unclassified shares as Class A Common Stock (with an aggregate par value of One Million Dollars ($1,000,000));

          FURTHER RESOLVED, that each share of Class A Common Stock shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Class A Common Stock as set forth in the Company's Charter; and

          FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and empowered to execute, seal, deliver and file any and all documents, instruments, papers and writings, including but not limited to Articles Supplementary to be filed with the State Department of Assessments and Taxation of Maryland, and to do any and all other acts, including but not limited to changing the foregoing resolutions upon advice of Company counsel prior to filing said Articles Supplementary, in the name of the Company and on its behalf, as any officer determines is necessary or desirable in connection with or in furtherance of the foregoing resolutions, such determination to be conclusively evidenced by said officer taking any such actions.

     SECOND: The shares of capital stock of the Company classified pursuant to the resolutions set forth herein have been classified by the Board under the authority contained in the Charter of the Company.

     THIRD: These Articles Supplementary do not increase the total number of shares that the Company is authorized to issue or the aggregate par value thereof. The total number of shares of capital stock which the Company is presently authorized to issue remains Twenty-Four Billion (24,000,000,000) shares of capital stock of the par value of One Mill ($0.001) per share and of the aggregate par value of Twenty-Four Million Dollars ($24,000,000), classified or remaining unclassified as follows:

          Class A Common Stock: Four Billion (4,000,000,000) shares of capital
          --------------------
     stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Four Million Dollars ($4,000,000);

          Class A Common Stock -- Special Series 1: One Billion (1,000,000,000)
          ----------------------------------------
     shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of One Million Dollars ($1,000,000);

          Class A Common Stock -- Special Series 2: Five Hundred Million
          ----------------------------------------
     (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

          Class B Common Stock: Five Hundred Million (500,000,000) shares of
          --------------------
     capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

          Class B Common Stock -- Special Series 1: Five Hundred Million
          ----------------------------------------
     (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

          Class B Common Stock -- Special Series 2: Five Hundred Million
          ----------------------------------------
     (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

          Class C Common Stock: Five Hundred Million (500,000,000) shares of
          --------------------
     capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

          Class C Common Stock -- Special Series 1: Five Hundred Million
          ----------------------------------------
     (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

          Class C Common Stock -- Special Series 2: Five Hundred Million
          ----------------------------------------
     (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

          Class D Common Stock: Five Hundred Million (500,000,000) shares of
          --------------------
     capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

          Class D Common Stock -- Special Series 1: Five Hundred Million
          ----------------------------------------
     (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

          Class D Common Stock -- Special Series 2: Five Hundred Million
          ----------------------------------------
     (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars;

          Class E Common Stock: Five Hundred Million (500,000,000) shares of
          --------------------
     capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

          Class E Common Stock -- Special Series 1: Five Hundred Million
          ----------------------------------------
     (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

          Class E Common Stock -- Special Series 2: Five Hundred Million
          ----------------------------------------
     (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

          Class F Common Stock: Five Hundred Million (500,000,000) shares of
          --------------------
     capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

          Class F Common Stock -- Special Series 1: Five Hundred Million
          ----------------------------------------
     (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000);

          Class F Common Stock -- Special Series 2: Five Hundred Million
          ----------------------------------------
     (500,000,000) shares of capital stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000); and

          Class G Common Stock: Two Billion (2,000,000,000) shares of capital
          --------------------
     stock of the Company of the par value of One Mill ($0.001) per share and of the aggregate par value of Two Million Dollars ($2,000,000).

     The total number of authorized and unclassified shares of capital stock of the Company remaining after the actions described above is Nine Billion (9,000,000,000) shares of capital stock of the par value of One Mill ($0.001) per share and of the aggregate par value of Nine Million Dollars ($9,000,000).

         IN WITNESS WHEREOF, Excelsior Tax-Exempt Funds, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and attested to by its Secretary as of February 16, 2001.


                                           EXCELSIOR TAX-EXEMPT FUNDS, INC.



Attest:

/s/ W. Bruce McConnel                      By: /s/ Brian F. Schmidt
---------------------                          --------------------
W. Bruce McConnel                              Brian F. Schmidt
Secretary                                      Vice President

                                   CERTIFICATE




     THE UNDERSIGNED, Vice President of Excelsior Tax-Exempt Funds, Inc., who executed on behalf of said Corporation the attached Articles Supplementary of said Corporation, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the attached Articles Supplementary to be the corporate act of said Corporation, and certifies that to the best of his knowledge, information and belief the matters and facts set forth in the attached Articles Supplementary with respect to authorization and approval are true in all material respects, under the penalties for perjury.



                                                    /s/ Brian F. Schmidt
                                                    --------------------
                                                    Brian F. Schmidt
                                                    Vice President


Dated as of: February 16, 2001